EXHIBIT 99.4

TPT Global Tech Announces Live Broadcast of Walking in the Faith 1st Annual 2-Day Amateur Boxing Tournament on VuMe Live PPV

Jr. Olympic Boxers ready to compete pre-Olympics Grad Prairie Texas

TPT Global Tech, Inc. (OTC PINK:TPTW), a trailblazer in technology and telecommunications is thrilled to announce that it will broadcast the "Walking in Faith Overcoming Fear" 1st Annual 2-Day Amateur Boxing Tournament live on its VuMe Live PPV web TV platform www.vumeliveppv.com. The tournament will take place on Saturday, June 1st, starting at 12 PM Central Time, and Sunday, June 2nd, starting at 1 PM Central Time in Grand Prairie, Texas.

This exciting event will feature top amateur boxers from across the nation, culminating in Sunday's competition with members of the U.S. Jr. Olympic Boxing Team. Their participation promises to deliver high-level, exhilarating matches that boxing fans won't want to miss.

The tournament will be available for live viewing on VuMe Live PPV at www.vumeliveppv.com for just $14.99. This Pay-Per-View option allows fans from around the world to enjoy the action-packed event from the comfort of their homes.

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"TPT Global Tech is excited to bring the Walking in the Faith Amateur Boxing Tournament to a global audience through our VuMe Live PPV platform," said Roy Foreman, President of TPT Media and Entertainment Boxing Division. "We are committed to delivering high-quality, live sporting events, and this tournament is a perfect example of the kind of thrilling content we aim to provide to our viewers. The inclusion of U.S. Jr. Olympic Boxing Team members makes this an unmissable event for all boxing enthusiasts."

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Stephen J. Thomas III, CEO of TPT Global Tech, added, "Our mission at TPT Global Tech is to leverage technology to bring people closer to the events and content they love. Broadcasting this tournament live on VuMe Live PPV allows us to support amateur boxing and provide fans worldwide with access to premier sporting events. We are excited to showcase the talent and dedication of these athletes."

https://www.youtube.com/shorts/ujwNSkBGr0E

For more information about the event and to purchase the Pay-Per-View access, please visit www.vumeliveppv.com.

About TPT Global Tech

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

SOURCE: TPT Global Tech, Inc.

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